Exhibit 15.2


                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS





August 13, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:     ICN Pharmaceuticals, Inc.
        Registrations on Form S-8 (File No. 33-56971) and Form S-3 (File Nos. 333-10661 and 333-49665)


We are aware that our report dated July 31, 1998, on our review of interim financial information of ICN Pharmaceuticals, Inc. for the three and six month periods ended June 30, 1998 and included in the Company's quarterly report on Form 10-Q for the period then ended is incorporated by reference in the Registrations on Form S-8 (File No. 33-56971) and on Form S-3 (File Nos. 333-10661 and 333-49665). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/S/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Newport Beach, California